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                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is entered into as of March 10, 2000 by and between ROGUE WAVE SOFTWARE, INC., a Delaware corporation (the "Company"), and INTEL 64 FUND, LLC (together with its successors and permitted assigns, the "Purchaser").

     WHEREAS, the Purchaser has agreed to purchase shares of the Company's Common Stock, $.001 par value per share (the "Common Stock"), pursuant to that certain Stock Purchase Agreement between the Company and the Purchaser of even date herewith (the "Stock Purchase Agreement").

     WHEREAS, in connection with such purchase, the Company and the Purchaser desire to enter into certain arrangements with respect to the registration for public sale under the Securities Act of 1933, as amended (the "Securities Act"), of the Common Stock.

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser hereby agree as follows:

     1.   Definitions.
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          1.1  "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Securities Act.

          1.2  "Company" shall mean Rogue Wave Software, Inc., a Delaware
                -------
corporation.

          1.3  "Common Shares" shall mean the shares of common stock, par value
                -------------
$.001 per share, authorized by the Company's Certificate of Incorporation and any additional shares of common stock which may be authorized in the future by the Company, and any stock into which such Common Shares may hereafter be changed.

          1.4  "Public Offering" shall mean any offering of Common Shares to the
                ---------------
public, either on behalf of the Company or any of its security holders, pursuant to an effective registration statement under the Securities Act.

          1.5  "Purchaser" shall mean Intel 64 Fund, LLC, together with its
                ---------
successors and permitted assigns.

          1.6  "Registrable Securities" shall mean (a) the Common Stock and (b)
                ----------------------
any additional securities issued with respect to the above-described securities upon any stock split, stock dividend, recapitalization, or similar event. A portion of Registrable Securities shall cease

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to be Registrable Securities when (x) a registration statement with respect to the sale of such portion of securities shall have been declared effective under the Securities Act and such portion of securities shall have been disposed of in accordance with such registration statement, (y) such portion of securities shall be eligible to be distributed pursuant to Rule 144 under the Securities Act in a single three-month period by the holder thereof or (z) such portion of securities shall have ceased to be outstanding.

          1.7  "Registration Expenses" shall mean the expenses described in
                ---------------------
Section 6.

          1.8  "Securities Act" shall mean the Securities Act of 1933, as
                --------------
amended.

          1.9  "Common Stock" shall mean the outstanding shares of common stock
                ------------
of the Company, $.001 per share, purchased by Purchaser pursuant to the Stock Purchase Agreement.

          1.10 "Stock Purchase Agreement" shall meant that certain Stock
                ------------------------
Purchase Agreement of even date herewith, by and between the Company and the Purchaser relating to the purchase of Common Stock by the Purchaser.

     2.   Demand Registration.
          -------------------

          2.1 Subject to Sections 2.3, 2.4 and 2.5, if at any time after twelve months has elapsed from the date of the closing of the transactions contemplated by the Stock Purchase Agreement, the Company shall receive a written request therefor from holder or holders of Registrable Securities, the Company shall prepare and file a registration statement under the Securities Act covering such number of Registrable Securities as are the subject of such request, the minimum number of which shall not be less than the equivalent of $1,000,000 of such securities' fair market value, and shall use commercially reasonable efforts to cause such registration statement to become effective; provided that the holder or holders of no less than all of the Registrable Securities shall have the right to request the Company to prepare and file a registration statement pursuant to this Section 2.1 at any time after six months has elapsed from the date of the closing of the transactions contemplated by the Stock Purchase Agreement if the Company does not qualify for the use of Form S-3 or any similar registration form then in force. Upon the receipt of a registration request meeting the requirements of this Section 2.1, the Company shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such additional Registrable Securities as such other record holders request in writing within thirty (30) days after the date of the Company's written notice to them. If (a) the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section
2.1 determines for any reason not to proceed with the registration at any time before the related registration statement has been declared effective by the Commission, (b) such registration statement, if

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theretofore filed with the Commission, is withdrawn and (c) the holders of the
Registrable Securities subject to such registration statement agree to bear their own Registration Expenses incurred in connection therewith and to reimburse the Company for the Registration Expenses incurred by it in such connection or if such registration statement, if theretofore filed with the Commission, is withdrawn at the initiative of the Company, then the holders of the Registrable Securities shall not be deemed to have exercised their demand registration right pursuant to this Section 2.1.

          2.2 At the request of the holders of a majority of the Registrable Securities to be registered, the method of disposition of all Registrable Securities included in such registration shall be an underwritten Public Offering. The managing underwriter of any such Public Offering shall be selected by the Company. If in the good faith judgment of the managing underwriter of such Public Offering, the inclusion of all of the Registrable Securities the registration of which has been requested would interfere with their successful marketing, the number of Registrable Securities to be included in the underwritten Public Offering may be reduced in the discretion of the managing underwriter pro rata, among the requesting holders thereof in proportion to the number of Registrable Securities included in their respective requests for registration, provided, however, that the number of Shares of
                           --------  -------
Registrable Securities shall not be reduced unless and until the Shares to be offered by any other holder of securities are first excluded from such registration. Registrable Securities that are so excluded from such underwritten Public Offering shall be withheld from sale by the holders thereof for such period, not exceeding one hundred and twenty (120) days, as the managing underwriter reasonably determines is necessary to effect such Public Offering.

          2.3 The Company shall be obligated to prepare, file and cause to be effective not more than two (2) registration statements pursuant to Section 2.1.

          2.4 Notwithstanding the foregoing, in the event that prior to the preparation and filing of any registration statement requested pursuant to
Section 2.1 or Section 4, there is (a) material non-public information regarding the Company which the Board of Directors reasonably determines to be in the best interests of the Company not to disclose or (b) a significant business opportunity (including but not limited to the acquisition or disposition of assets other than in the ordinary course of business or any merger, consolidation, tender offer or other similar transaction available to the Company which the Board of Directors reasonably determines to be in the Company's best interests not to disclose, the Company may delay initiating the preparation and filing of such registration statement for a period not to exceed ninety (90) days until such time as either of the events in clauses (a) or (b) no longer exists; provided however, that the Company may not utilize this right under this Section and Section 5.12 for more than an aggregate of ninety (90) days in any twelve (12) month period.

          2.5 Notwithstanding anything to the contrary contained herein, at any time within thirty (30) days after receiving a demand for registration pursuant to Section 2.1 or Section 4, the Company may elect to effect an underwritten primary registration in lieu of the requested registration. If the Company so elects, the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and shall afford such holders the rights contained in Section 3 with respect to "piggyback" registrations. In such event, the demand for registration pursuant to Section 2.1 or Section 4 shall be deemed to have been withdrawn.

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     3.   Piggyback Registration.
          ----------------------

          3.1 At any time from the date of the closing of the transactions contemplated by the Stock Purchase Agreement, each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), the Company will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any Registrable Securities given within 30 days after the date of any such notice from the Company, the Company will, except as herein provided, cause all Registrable Securities the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall
                                --------  -------
prevent the Company from, at any time, abandoning or delaying any registration; and provided, further, that if the Company determines not to proceed with a
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registration after the registration statement has been filed with the
Commission, and the Company's decision not to proceed is primarily based upon the anticipated Public Offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a Public Offering of their Registrable Securities and who agree to bear all of the Registration Expenses incurred by the Company as the result of such registration after the Company has decided not to proceed. Notwithstanding the foregoing, in the discretion of the holders of the Registrable Securities to be included in the registration (provided that such holders are the record holders of at least 51% of the Registrable Securities), such registration may count as a demand registration under Section 2.1 (if it otherwise meets the requirements of Section 2.1) for which the Company will pay all Registration Expenses.

          3.2 If any registration pursuant to Section 3.1 is underwritten in whole or in part, the Company may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. Notwithstanding the foregoing, in connection with such underwriting the holders shall not be required to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registrations statement or prospectus for such offering other than misstatements and omissions based on information provided by the holders in writing specifically for use in the preparation of the registration statement. If, in the good faith judgment of the managing underwriter of the Public Offering, the inclusion of all of the Registrable Securities originally covered by requests for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares offered by the Company, the number of Registrable Securities to be included in the Public Offering may be reduced pro rata among the holders of the Registrable Securities requested to be included in the registration and the holders of other securities proposed to be included in such registration (other than securities to be issued by the Company), provided, however, that the remaining number of Registrable
                 --------  -------
Securities held by the holders thereof to be included in the Public Offering shall not be less than

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30% of the aggregate number of Registrable Securities requested to be included in such registration.

     4.   Short Form Registration.  Subject to Sections 2.4 and 2.5, in addition
          -----------------------
to the registration rights provided in Sections 2 and 3, if the Company qualifies for the use of Form S-3 or any similar registration form then in force, at the request of a majority of the holders of Registrable Securities then outstanding, at any time after six months has elapsed from the date of the closing of the transactions contemplated by the Stock Purchase Agreement, the Company shall at its expense file a registration statement on such form covering Registrable Securities on behalf of such holder or holders, provided, however,
                                                            --------  -------
that the Company shall not be required to effect any such registration pursuant to this Section 4 if the holders of Registrable Securities propose to sell Registrable Securities at less than the lesser of (i) an aggregate price to the public of less than $1,000,000 or (ii) the amount of Registrable Securities then
outstanding.   The holders may also require that the Company offer the
Registrable Securities on a delayed and continuous offering basis on Form S-3 or any similar registration form then in force subject to the terms of Section 5.2 below. The Company shall give notice to all the holders of Registrable Securities who did not join in such request and afford them a reasonable opportunity to participate in such registration. The holders of Registrable Securities shall not be entitle to make more than two (2) requests for registration pursuant to this Section 4. Registration pursuant to this Section 4 shall not be deemed to be a demand registration as described in Section 2.

     5.   Registration Procedures.  If and whenever the Company is required by
          -----------------------
the provisions of Section 2, Section 3 or Section 4 to effect a registration of Registrable Securities under the Securities Act, the Company will use reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition specified by the holders participating therein. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

          5.1  In the case of a demand registration pursuant to Section 2.1 or
Section 4, prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations thereunder) and use reasonable efforts to cause such registration statement to become effective; provided, however, that as far in advance as practical before
                  --------  -------
filing such registration statement or any amendment thereto, the Company will furnish counsel for the requesting holders of Registrable Securities with copies of reasonably complete drafts of all such documents proposed to be filed, and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing such registration statement or amendment.

          5.2 Prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition

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thereof, until the earlier of (a) such time as all of the Registrable Securities included in such registration statement have been disposed of in accordance with the intended methods of disposition by the holder or holders thereof as set forth in such registration statement or (b) ninety (90) days after such registration statement becomes effective.

          5.3 Promptly notify each requesting holder and the underwriter or underwriters, if any:

          (a) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

          (b) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

          (c) of any notification received by the Company from the Commission regarding the Commission's initiation of any proceeding with respect to, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement; and

          (d) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction.

               5.4 Furnish to each holder of Registrable Securities included in such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto, and such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such holder may reasonably request to facilitate the disposition of its Registrable Securities.

               5.5 Use reasonable efforts to register or qualify all Registrable Securities included in such registration statement under the securities or "blue sky" laws of such states as each holder of Registrable Securities shall reasonably request within thirty (30) days following the original filing of such registration statement and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such states of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (a) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 5.5 be obligated to be so qualified, (b) to consent to general service of process in any such jurisdiction or (c) to subject itself to taxation in any such jurisdiction by reason of such registration or qualification.

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

               5.6 Use its best efforts to cause all Registrable Securities included in such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities.

               5.7 Notify each holder whose Registrable Securities are included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which any prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, subject to Section 5.12, at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               5.8 Otherwise use reasonable efforts to comply with all applicable rules and regulations of the Commission.

               5.9 Use reasonable efforts to cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed.

               5.10 Furnish, at the request of any holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the holders requesting registration, addressed to the underwriters, if any, and to the holders requesting registration of Registrable Securities and (ii) in the event that such securities are being sold through underwriters, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the holders requesting registration, addressed to the underwriters and to the holders requesting registration of Registrable Securities.

               5.11 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including customary indemnification of the underwriters by the Company), with the managing

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underwriter(s) of such offering. Each holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that it shall not be considered customary to require any of
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the holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering other than misstatements and omissions based on information provided by the holders in writing specifically for use in the preparation of the registration statement.

               5.12 The Company may require each holder whose Registrable Securities are being registered to, and each such holder, as a condition to including Registrable Securities in such registration statement, shall, furnish the Company and the underwriters with such information and affidavits regarding such holder and the distribution of such Registrable Securities as the Company and the underwriters may from time to time reasonably in connection with such registration statement. At any time during the effectiveness of any registration statement covering Registrable Securities offered by a holder, if such holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such holder, it will immediately notify the Company of such change.

               5.13 Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.7, each holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder receives the copies of the supplemented or amended prospectus contemplated by Section 5.7 and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities.

               5.14 Notwithstanding anything contained herein to the contrary, in the event that, during the period of time the Company is required to maintain the effectiveness of the registration statement relating to the Registrable Securities there is (a) material non-public information regarding the Company which the Board of Directors reasonably determines to be in the best interests of the Company not to disclose or (b) a significant business opportunity (including but not limited to the acquisition or disposition of assets other than in the ordinary course of business or any merger, consolidation, tender offer or other similar transaction available to the Company which the Board of Directors reasonably determines to be in the Company's best interests not to disclose, the Company may suspend the effectiveness of such registration statement for a period not to exceed ninety (90) days until such time as either of the events in clauses (a) or (b) no longer exists; provided however, that the Company may not utilize this right under this Section and Section 2.4 more than once in any twelve (12) month period.

          6.   Expenses.  With respect to any registration requested pursuant to
               --------
Section 2 (except as otherwise provided in such Section with respect to a registration voluntarily terminated at the request of the requesting holders of Registrable Securities), Section 3 (except as otherwise provided in such Section with respect to a registration continued by holders of Registrable Securities who wish to proceed with a Public Offering that is withdrawn by the

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Company) or Section 4, the Company shall bear all of the expenses ("Registration
Expenses") incident to the Company's performance of or compliance with its obligations under this Agreement in connection with such registration including, without limitation, all registration, filing, securities exchange listing and NASD fees, all registration, filing, qualification and other fees and expenses or complying with state securities or "blue sky" laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of any policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered obtained by the Company (it being understood that the Company shall have no obligation to obtain such insurance) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; but excluding underwriting discounts and commissions and transfer taxes, if any, in respect of Registrable Securities and any fees and disbursements of counsel and accountants to the holders of the Registrable Securities, which discounts, commissions, transfer taxes, fees and disbursements shall in any registration be payable by the holders of the Registrable Securities being registered, pro rata in proportion to the number of Registrable Securities being sold by them.

          7.   Indemnification.
               ---------------

               7.1 The Company will, to the full extent permitted by law, indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement, and its directors, officers, shareholders, employees, representatives and partners and each other person, if any, who controls such holder within the meaning of the Securities Act (collectively the "Related Entities"), from and against any and all losses, claims, damages, expenses or liabilities, joint or several (collectively, "Losses") to which such holder and its Related Entities may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading or any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, and the Company will reimburse the holder and any of its Related Entities for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses (or action or proceeding in respect thereof); provided, however, that the Company will not be liable in any such
          --------  -------
case to the extent that any such Losses arise out of or are based upon (a) an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished by such holder specifically for use in the preparation of the registration statement or (b) such holder's failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any of its Related Entities and shall survive the transfer of such securities by such holder.

               7.2 Each holder of Registrable Securities which are included in a registration pursuant to the provisions of this Agreement will, to the full extent permitted by law, indemnify and hold harmless the Company and its Related Entities from and against any and all Losses to which the Company and its Related Entities may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, or arise out of or are based upon any violation or alleged violation by the holder of the Securities Act, the Exchange Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission or violation was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of its Related Entities. The holder of Registrable Securities included in a registration statement shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to the Company. The total amounts payable in indemnity by a holder under this subsection shall not exceed in the aggregate the net proceeds received by such holder in the registered offering which triggered this indemnification unless such claim for indemnification is based upon fraud committed by such holder.

               7.3 Promptly after receipt by a party indemnified pursuant to the provisions of Section 7.1 or Section 7.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of Section 7.1 or Section 7.2, promptly notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of the indemnified party or parties with the fees and expenses of such separate counsel to be paid by the indemnifying party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of Section 7.1 or Section 7.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof unless (a) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (b) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (c) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent. An indemnified party may at any time elect to participate in the defense of any claim or proceeding at its own expense.

               7.4 The foregoing indemnity agreements of the Company and holders are subject to the condition that, insofar as they relate to any violation (indemnifiable under this Section 7) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               7.5   The obligations of the Company and holders under this
Section 7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes

         8.   Covenants Relating to Rule 144.  If at any time the Company is
              ------------------------------
required to filed reports in compliance with either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") the Company will (a) file reports in compliance

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

with the Exchange Act and (b) comply with all rules and regulations of the Commission applicable to the use of Rule 144.

         9.   Underwritten Offerings.  If a distribution of Registrable
              ----------------------
Securities pursuant to a registration statement is to be underwritten, the holders whose Registrable Securities are to be distributed by such underwriters shall be parties to such underwriting agreement. No requesting holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. Notwithstanding the foregoing, in connection with such underwriting the holders shall not be required to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registrations statement or prospectus for such offering other than misstatements and omissions based on information provided by the holders in writing specifically for use in the preparation of the
registration statement.   If any requesting holder disapproves of the terms of
an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the managing underwriter, and each of the remaining requesting holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining requesting holder bears to the total number of Registrable Securities being registered by all such remaining requesting holders.

         10.  Amendment.  This Agreement may be amended with the written
              ---------
consent of the Company and the holders of more than 50% of the Registrable Securities. Without the prior written consent of the Purchaser, the Company covenants and agrees that it shall not grant, or cause or permit to be created, for the benefit of any person or entity any registration rights of any kind (whether similar to the demand, "piggyback" or Form S-3 registration rights described in this Section 7, or otherwise) relating to shares of the Company's Common Stock or any other securities of the Company that are pari passu or superior to the rights granted under this Agreement.

         11.  Termination.  This Agreement, and all of the Company's
              -----------
obligations hereunder (other than its obligations pursuant to Section 7, which obligations shall survive such termination), shall terminate upon the earlier to occur of (a) the date on which there are no Registrable Securities outstanding;
(b) the date on which Purchaser may sell all Common Stock pursuant to Rule 144 in a single three month period, or (c) two (2) years after the closing of the transactions contemplated by the Stock Purchase Agreement.

         12.  Assignment of Registration Rights.  The rights to cause the
              ---------------------------------
Company to register Registrable Securities pursuant hereto may be assigned, in whole or in part (but only with all related obligations), by a holder of Registrable Securities to a transferee or assignee of such securities provided such transferee agrees in writing to be bound by and subject to the terms and conditions hereof.

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

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed and delivered as of the day and year first above written.


                                  ROGUE WAVE SOFTWARE, INC.


                                  By: /s/ Merle A. Waterman
                                      ----------------------
                                  Name:    Merle A. Waterman
                                  Title:   Chief Financial Officer



                                  INTEL 64 FUND, LLC

                                  By:  INTEL 64 FUND OPERATIONS, INC.,
                                    its Coordinating Member


                                  By:/s/ Arvind Sodhani
                                     ------------------
                                  Name:    Arvind Sodhani
                                  Title:   Vice President

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